                                                                 Exhibit 10.5

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is dated as of March 12, 1998, between ValorInvest Ltd., an Irish Corporation ("Lender"), and Geoteck International, Inc., a Nevada corporation ("Borrower").

The parties agree as follows:

         1. Loan. Lender will provide the Borrower with a loan in the amount of up to US$1,500,000 (the "Loan") payable to the Borrower in installments as mutually agreed upon by the parties in $250,000 increments not to exceed $500,000 per month unless agreed to by the Lender. The Loan shall be evidenced by Borrower's non-negotiable promissory note containing terms mutually agreed to by the parties.

         2. Interest. The Loan shall bear interest at a rate of seven and one half percent (7.5 %) per annum.

         3. Term and Termination. The term of the Loan shall commence on the date of the first payment of the Loan to Borrower and will be due and payable upon the earlier of December 31,1998 or the consummation of a public offering for gross proceeds of at least US$100,000,000, unless extended by the Lender.

         4. Notice. All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be effective (a) five (5) days after being mailed by first class and certified or registered mail, return receipt requested, with proper postage prepaid or (b) two (2) business days after being delivered to an established over-night delivery service, with costs for "next day" delivery prepaid, addressed in either case to the following addresses (or at such other addresses as will be given in writing by the parties to one another):

                To the Borrower:     Geoteck International Inc.
                                     Attention: Mr. Franz Eder
                                     1177 West Hastings Street, Suite 1818.
                                     Vancouver, B. C. V6E 2K3
                                     Tel: 001-604-683-9161
                                     Fax: 001-604-687-6755

                                     with copy to:
                                     Dr. Hubert Besner
                                     Widenmayerstr. 41
                                     80538 Munich - Germany
                                     Fax: 0049-89-21999233

                To the Lender:       ValorInvest Ltd.
                                     Attention: Mr. Pierre Besuchet
                                     29 Quai des Bergues
                                     1201 Geneva
                                     Switzerland
                                     Fax: 0041-1-9238807

                                     with copy to:
                                     Michael H. Chanin, Esquire
                                     Powell, Goldstein, Frazer & Murphy LLP
                                     1001  Pennsylvania  Avenue,  NW., Suite 600
                                     Washington, DC 20004
                                     Tel: (202) 624-7235
                                     Fax: (202) 624-7222

         5.       Miscellaneous.

                  (a) Assignment. The parties may not assign any rights or delegate any duties they have assumed hereunder without the prior written consent of the other party. This Agreement is personal to the parties.

                  (b) Governing Law and Choice of Forum. This Agreement will be governed by and construed in accordance with the internal laws of Switzerland. The parties agree that any appropriate court located in Geneva will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

                  (c) Entire Agreement/Amendment. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by all parties hereto.

                  (d) Severability. Each of the covenants and agreements herein above contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

                  (e) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

                  (h) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

                     SIGNATURES APPEAR ON THE FOLLOWING PAGE

                          EXECUTED AS OF MARCH 12, 1998



                                            VALORINVEST LTD.


                                            ------------------------------------
                                            By:

                                            Title:


                                            GEOTECK INTERNATIONAL, INC.


                                            ------------------------------------
                                            By:

                                            Title: